SCHEDULE 14A INFORMATION

      PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE
                                  ACT OF 1934

Filed by the Registrant |X|

Filed by Party other than the Registrant [ ]

Check the appropriate box:
|X|     Preliminary Proxy Statement
[ ]     Confidential, for Use of the Commission Only (as permitted by Rule
        14a-6(e)(2)
[ ]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[ ]     Soliciting Materials Pursuant to Rule 14a-11(c) or Rule 14a-12

                              EQUUS II INCORPORATED
                (Name of Registrant as Specified in Its Charter)

               JOHN T. UNGER, SNELL & SMITH, P.C., 1000 LOUISIANA,
                         SUITE 3650, HOUSTON, TX 77002
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

|X|     No fee required.

[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
        1) Title of each class of securities to which transaction applies:

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        2) Aggregate number of securities to which transaction applies:

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        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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        4) Proposed maximum aggregate value of transaction:

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        5) Total fee paid:

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[ ]     Fee paid previously with preliminary materials.

[ ]     Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing fee for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the Form or Schedule and the date of its filing.

        1) Amount Previously Paid:

        ---------------------------------------------

        2) Form, Schedule, or Registration Statement No.:

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        3) Filing Party:

        ---------------------------------------------

        4) Date Filed:

        ---------------------------------------------

                              EQUUS II INCORPORATED
                         2929 ALLEN PARKWAY, SUITE 2500
                              HOUSTON, TEXAS 77019

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 13, 1998

        The Annual Meeting of Stockholders of EQUUS II INCORPORATED, (the "Fund"), will be held on Wednesday, May 13, 1998, at 9:30 a.m., local time, at Meeting Room No. 1, Plaza Level, Liberty Tower, 2919 Allen Parkway, Houston, Texas 77019, for the following purposes, all as more fully described in the accompanying proxy statement:

        1. To elect eight members to the Board of Directors for the ensuing year;

        2. To ratify the Board of Directors' appointment of Arthur Andersen LLP as the Fund's independent auditors for the fiscal year ending December 31, 1998;

        3. To approve the amendment of the Fund's Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock; and

        4. To transact such other business as may properly come before the meeting, or any adjournment thereof.

Nominees for directors are set forth in the enclosed Proxy Statement.

        Stockholders of record as of the close of business on March 20, 1998, are entitled to notice of, and to vote at, the Annual Meeting. A list of stockholders will be available at the Annual Meeting and, during the 10-day period prior to the Annual Meeting, at the offcies of the Fund, 2929 Allen Parkway, Suite 2500, Houston, Texas 77019. WHETHER OR NOT YOU CURRENTLY PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO SIGN, DATE AND RETURN THE PROXY CARD IN THE ENVELOPE PROVIDED.

        In the event that the necessary quorum to transact business is not obtained at the Annual Meeting, the Annual Meeting may be adjourned to permit further solicitation of proxies.

                       By order of the Board of Directors,

                                                   TRACY H. COHEN
                                                   SECRETARY

April __, 1998
Houston, Texas

                                    IMPORTANT

        You can help the Fund avoid the necessity and expense of sending follow-up letters to ensure a quorum by promptly signing, dating and returning the enclosed proxy card.The enclosed envelope requires no postage if mailed in the United States.

                              EQUUS II INCORPORATED
                         2929 ALLEN PARKWAY, SUITE 2500
                              HOUSTON, TEXAS 77019

                          -----------------------------

                                 PROXY STATEMENT

                          -----------------------------


                         ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 13, 1998

        This Proxy Statement is furnished to the stockholders of Equus II Incorporated ("EQS" or the "Fund"), in connection with the solicitation by its Board of Directors (the "Board") of proxies to be voted at the 1998 Annual Meeting of Stockholders (the "Annual Meeting") to be held on Wednesday, May 13, 1998, at 9:30 a.m., local time, at Meeting Room No. 1, Plaza Level, Liberty Tower, 2919 Allen Parkway, Houston, Texas 77019, and at any adjournment thereof. The first mailing of this Proxy Statement is expected to be made on or about April 9, 1998.

        The shares represented by the accompanying proxy and entitled to vote will be voted if the proxy card is properly signed and received before the Annual Meeting. Where a choice is specified on any proxy card as to the vote on any matter to come before the Annual Meeting, the proxy will be voted in accordance with such specification. Where no choice is specified, the proxy will be voted FOR the election of the persons nominated to serve as directors of the Fund named in this Proxy Statement, FOR the proposal to ratify the appointment of Arthur Andersen LLP as independent auditors for the fiscal year ending December 31, 1998, FOR the amendment of the Fund's Restated Certificate of Incorporation to increase the number of authorized shares of common stock, $.001 par value ("EQS Common Stock"), and in such manner as the persons named on the enclosed proxy card in their discretion determine on such other business as may properly come before the Annual Meeting. A stockholder may revoke a proxy at any time before it is voted by: (i) providing written notice of revocation to EQS,
(ii) executing and delivering a proxy of a later date to EQS, or (iii)attending and voting in person at the Annual Meeting.

        Only holders of record as of the close of business on March 20, 1998 (the "Record Date"), of the EQS Common Stock are entitled to vote at the Annual
Meeting. Each share of EQS Common Stock is entitled to one vote on each matter to be voted on at the Annual Meeting. EQS had 4,828,492 shares of EQS Common Stock outstanding on the Record Date. Other than Sam P. Douglass, Chairman of the Board and Chief Executive Officer of the Fund, and Nolan Lehmann, President of the Fund, no person or group was known to own more than 5% of the outstanding shares of EQS Common Stock on that date. The directors and officers of EQS, as a group, beneficially owned (including currently exercisable stock options) approximately 20.5% of the shares of EQS Common Stock on that date.

        A majority of the voting power of the outstanding shares of the Fund, represented in person or by proxy, constitutes a quorum for the transaction of business at the Annual Meeting. Abstentions and shares held of record by a broker or its nominee ("Broker Shares") that are voted on any matter are included in determining the number of votes present for purposes of determining the existence of a quorum for the Annual Meeting. Broker Shares that are not voted on any matter will not be included in determining whether a quorum is present. With respect to a single proposal, abstentions and broker non-votes (i.e., Broker Shares that are not voted on the proposal) and shares as to which proxy authority has been withheld with respect to such proposal will not be counted as votes in favor of or against the proposal.

        Directors shall be elected by a plurality of the votes of the outstanding shares of EQS Common Stock represented and entitled to vote at the
Annual Meeting. In connection with the election of directors, a stockholder may withhold authority to vote for any or all nominees. The affirmative vote of a majority of the outstanding shares of EQS Common Stock represented and entitled to vote at the Annual Meeting will be required to ratify the selection of the independent auditors. The amendment of the Fund's Restated Certificate of Incorporation to increase the number of authorized shares of EQS Common Stock will require the affirmative vote of a majority of the shares of the Fund. Abstentions on the proposal to amend the Fund's Restated Certificate of Incorporation will have the same effect as negative votes.

        EQS is a non-diversified, closed-end company as defined under the Investment Company Act of 1940, as amended (the "Investment Company Act") and has elected to be treated as a business development company under the Investment Company Act. The Fund's investment adviser is Equus Capital Management Corporation, a Delaware corporation (the "Management Company"). The Fund's principal executive office is located at 2929 Allen Parkway, Suite 2500, Houston, Texas 77019. The telephone number is 713-529-0900.

        The cost of soliciting proxies will be paid by the Fund. Copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians to forward to beneficial owners of stock held in the name of such nominees. The solicitation of proxies will be by mail, telephone, or otherwise through the officers and regular employees of the Fund or the Management Company without special compensation therefor.

                        PROPOSAL 1. ELECTION OF DIRECTORS

        Article III, Section 3.2 of the By-laws of the Fund currently provides for a minimum of three and a maximum of fifteen directors (a majority of whom must be independent directors). There are currently eight directors, including five independent directors (i.e. directors who are not "interested persons" as defined in the Investment Company Act). The nominees receiving an affirmative vote of a plurality of the shares entitled to vote and present, either in person or by proxy, at the Annual Meeting, will be elected as members of the Board. All of the elected directors will serve until their respective successors have been duly elected and qualified or until they resign, die or are removed from office.

        In the event a stockholder entitled to vote for the election of directors at a meeting wishes to make a director nomination at a stockholders' meeting, written notice of such stockholder's intent to make such nomination must be given, either by personal delivery or by U.S. mail, postage prepaid, to Tracy H. Cohen, Secretary, Equus II Incorporated, 2929 Allen Parkway, Suite 2500, Houston, Texas 77019, not less than 60 nor more than 90 days prior to the meeting; provided, however, that in the event less than 70 days' notice or prior public disclosure of the date of the meeting is given to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the fifth day following the day on which such notice is mailed or such public disclosure was made. Each such notice must set forth: (a) the name and address of the stockholder who intends to make the nomination, (b) the name, age, business address, home address and principal occupation of the person or persons to be nominated; (c) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (d) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (e) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the rules of the Securities and Exchange Commission (the "SEC"), had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (f) the consent of each nominee to serve as a director of the Corporation if so elected. The chairman of the stockholder meeting shall determine if a nomination complies with the foregoing requirements and may disregard the nomination of any person not made in compliance with the foregoing procedure.

        The persons named as proxies in the enclosed form of proxy were selected by the Board, and have advised the Board that, unless authority is withheld, they intend to vote the shares represented by them at the Annual Meeting for the election of Sam P. Douglass, Gregory J. Flanagan, Robert L. Knauss, Nolan Lehmann, Gary R. Petersen, John W. Storms, Dr. Francis D. Tuggle, and Dr. Edward
E. Williams. All of the nominees are current members of the Board, five of whom are independent directors (Messrs. Flanagan, Knauss, Petersen, Storms, and Dr. Tuggle). All of the nominees have consented to their nomination and will serve if elected to the Board.

        The Board knows of no reason why any nominee for director would be unable to serve as a director. If at the time of the Annual Meeting any of the named nominees are unable or unwilling to serve as directors of the Fund, the persons named as proxies intend to vote for such substitutes as may be nominated by the Board.

             THE BOARD UNANIMOUSLY RECOMMENDS THAT EACH STOCKHOLDER VOTE "FOR" THE ELECTION OF THE BOARD'S NOMINEES FOR DIRECTOR.

NOMINEES FOR DIRECTOR
                                                                               DIRECTOR
        NAME AND OCCUPATION                          AGE                         SINCE
        -------------------                          ---                       --------
SAM P. DOUGLASS* ................................... 65                          1991
Chairman of the Board and Chief Executive
Officer of the Fund and the Management Company

GREGORY J. FLANAGAN (1)(3)(4)....................... 52                          1992
Vice President of Arthur J. Gallagher & Co.

ROBERT L. KNAUSS (1)(2)(4).......................... 67                          1991
Chairman and Chief Executive Officer of
Baltic International USA, Inc.

NOLAN LEHMANN*...................................... 53                          1991
President of the Fund and the Management
Company.

GARY R. PETERSEN (1)(2)(4) ......................... 51                          1994
Partner of EnCap Investments, L. C.

JOHN W. STORMS (1)(3)(4)............................ 53                          1991
Managing General Partner of Storms & Critz,
Certified Public Accountants.

DR. FRANCIS D. TUGGLE (1)(4) ....................... 55                          1991
Professor at the Kogod College of Business
Administration at American University.

DR. EDWARD E. WILLIAMS (2)(3)* ..................... 52                          1992
Henry Gardiner Symonds Professor and Director of
the Entrepreneurship Program of the Jesse H. Jones
Graduate School of Administration at Rice University.

 *  "Interested Person" as defined in the Investment Company Act.
(1) Member of Audit Committee.
(2) Member of Compensation Committee.
(3) Member of Committee to Study Methods for Enhancement of Shareholder Value.
(4) Member of Nominating Committee.

        Sam P. Douglass has been Chairman of the Board and Chief Executive Officer of the Fund since August 1991. Mr. Douglass also has been Chairman of the Board and Chief Executive Officer of the Management Company since 1983. Since December 1978, he has served as Chairman and Chief Executive Officer of Equus Corporation International ("ECI"), a privately owned corporation engaged in a variety of investment activities. Mr. Douglass is a director of Advanced Technical Products, Inc. He is also a director of GCS RE, Inc., Restaurant Development Group, Inc. and VRPI Spin Off, Inc., which are privately-owned companies in which the Fund has an investment. Mr. Douglass is a licensed attorney.

        Gregory J. Flanagan has been a director of the Fund since October 1992. He was a director of ECC from July 1984 to October 1992. He has been a Vice President of Arthur J. Gallagher since January 1997. He was a Vice President and Regional Director of Alexander & Alexander, Inc. from December 1993 to January 1997 and was Senior Vice President from March 1990 to December 1993. He was President of Bank of Oklahoma, N.A. from September 1986 to February 1990.

        Robert L. Knauss has been a director of the Fund since October 1991 and was an Independent General Partner of the Fund's predecessor from its inception in 1987. He has been Chairman and Chief Executive Officer of Baltic International USA, Inc. since January 1994. He was Dean and Distinguished University Professor of Law at the University of Houston Law Center from 1981 to 1993. He also serves as a director of Philip Services Corp. and The Mexico Fund, Inc.

        Nolan Lehmann has been President and a director of the Fund since August 1991. Mr. Lehmann has been President and a director of the Management Company since 1983. Mr. Lehmann is also a director of Allied Waste Industries, Inc., American Residential Services, Inc., Brazos Sportswear, Inc., Drypers Corporation, and Garden Ridge Corporation. In addition, he serves as a director of eleven of the privately-owned companies in which the Fund has an investment. Mr. Lehmann is a certified public accountant.

        Gary R. Petersen has been a director of the Fund since November 1994. He has been a partner of EnCap Investments, L. C. since 1988. Mr. Petersen had previously served as Senior Vice President and Manager of the Corporate Finance Division of the Energy Banking Group for RepublicBank Corporation from 1985 to 1988. He is also a director of Harken Energy Corporation, Nuevo Energy, Inc., and Energy Capital Investment Company.

        John W. Storms has been a director of the Fund since October 1991 and was an Independent General Partner of the Fund's predecessor from its inception in 1987. He has been the Managing General Partner of Storms & Critz, Certified Public Accountants since May of 1988. Mr. Storms is a certified public accountant.

        Dr. Francis D. Tuggle has been a director of the Fund since October 1991 and was an Independent General Partner of the Fund's predecessor from its inception in 1987. He has been a Professor at the Kogod College of Business Administration at American University since July 1990 where he was Dean from July 1990 to June 1996. From 1981 to 1990, he was the Jesse H. Jones

Professor of Management at the Jesse H. Jones Graduate School of Administration of Rice University.

        Dr. Edward E. Williams has been a director of the Fund since October 1992 and was a director of Equus Capital Corporation, a Delaware corporation and wholly owned subsidiary of the Management Company ("ECC"), from March 1987 to June 1995. Since 1982, he has been the Henry Gardiner Symonds Professor and the Director of the Entrepreneurship Program of the Jesse H. Jones Graduate School of Administration at Rice University. Dr. Williams is Manager of First Texas Venture Capital, a limited liability company, which was a former stockholder of ECC. Dr. Williams is also a director of Service Corporation International and serves on its investment committee. Dr. Williams is also a director of VRPI Spin Off, Inc., a privately-owned company in which the Fund has an investment.

        Thereis no family relationship between any director, executive officer or person nominated or selected by the Board to become a director or executive officer.

MEETINGS AND COMMITTEES OF THE BOARD

        The Board provides overall guidance and supervision with respect to the operations of the Fund and performs the various duties imposed on the directors of business development companies by the Investment Company Act. Among other things, the Board supervises the management arrangements of the Fund, the custodial arrangements with respect to portfolio securities, the selection of accountants, fidelity bonding and transactions with affiliates. All actions taken by the Board are taken by majority vote unless a higher percentage is required by law or unless the Investment Company Act, the Fund's Restated Certificate of Incorporation or By-laws require that the actions be approved by a majority of the independent directors. The Investment Company Act requires that a majority of the directors be individuals who are not "interested persons" (as defined under the Investment Company Act) of the Fund.

        The Board has five committees: an Audit Committee, a Committee of the Independent Directors, a Compensation Committee, a Nominating Committee, and a Committee to Study Methods for the Enhancement of Shareholder Value. The Board has no other standing committees.

        The members of the Audit Committee are Messrs. Flanagan, Knauss, Petersen, Storms and Dr. Tuggle, all of whom are independent directors. The functions of the Audit Committee are to: make recommendations to the full Board regarding the engagement or discharge of independent accountants; direct and supervise investigations of matters within the scope of the independent accountant's duties; review with the independent accountants the audit plan and results of the audit; approve each professional service provided by the independent accountants prior to the performance of such service; consider the range of audit and nonaudit fees; and review the adequacy of the Fund's system of internal accounting controls.

        The members of the Committee of the Independent Directors are Messrs. Flanagan, Knauss, Petersen, Storms and Dr. Tuggle, the Fund's independent directors. The functions of the Committee of the Independent Directors are to: recommend to the full Board approval of any management, advisory, or administration agreements; recommend to the full Board any underwriting or distribution agreements; review the fidelity bond and premium allocation; review any joint insurance policies and premium allocation; review and monitor the Fund's compliance with procedures adopted pursuant to certain rules promulgated under the Investment Company Act; and carry out such other duties as the independent directors shall, from time to time, conclude are necessary in the performance of their duties under the Investment Company Act.

        The members of the Compensation Committee are Messrs. Knauss and Petersen and Dr. Williams. The function of the Compensation Committee is to determine and issue stock options for officers of the Fund under the Equus II Incorporated 1997 Stock Incentive Plan (the "Plan"), which is the only form of compensation paid by the Fund to its officers for serving as such.

        The members of the Nominating Committee are Messrs. Flanagan, Knauss, Petersen, Storms, and Dr. Tuggle. The function of the Nominating Committee is to select individuals for nomination to the Board of Directors of the Fund.

        The members of the Committee to Study Methods for the Enhancement of Shareholder Value are Messrs. Flanagan, Storms and Dr. Williams. The function of the Committee to Study Methods for the Enhancement of Shareholder Value is to recommend to the Board plans and actions which might increase the value at which the EQS Common Stock trades on the American Stock Exchange.

        During 1997, the Board met in person four times (including the Annual Meeting) and by telephone conference three times, the Audit Committee and the Compensation Committee each held two meetings and the Committee to Study Methods for the Enhancement of Shareholder Value held one meeting. The Committee of Independent Directors met as needed at regularly scheduled Board Meetings. All directors attended more than 75 % of the meetings held by the Board or the committees of the Board on which they served.

        The Restated Certificate of Incorporation and By-laws of the Fund provide for the indemnification of the Fund's directors in connection with their activities as directors.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS OF THE FUND

        Directors who are officers of the Fund receive no remuneration from the Fund; commencing as of January 1, 1998, each director who is not an officer of the Fund receives from the Fund an annual fee of $25,000, $3,000 for each meeting of the directors attended, $1,500 for participation in each meeting of the directors conducted by telephonic conference, and $1,000 for each committee meeting attended ($500 for each committee meeting - if attended on the same day as a Board meeting), and reimbursement for all out-of-pocket expenses relating to attendance at such meetings. The independent directors will not receive any additional compensation from the Fund or its portfolio companies for any additional services rendered. Officers and directors of the Fund who are affiliated with Management may serve as directors of portfolio companies and in such capacities may receive and retain directors' fees and other compensation directly from the portfolio companies.

The Fund does not pay any cash compensation directly to its officers. Such officers are employed by and receive a salary from the Management Company. The Fund established a stock incentive plan in 1997 to provide incentive compensation to its directors, officers, and employees.

        The directors who were not officers of the Fund were paid an aggregate of $194,500 and $196,500 as compensation for the years ended December 31, 1997 and 1996, respectively.

        Under the 1997 Stock Incentive Plan (the "Plan") each non-officer director was automatically granted an option to purchase 5,000 shares of EQS Common Stock at a purchase price of $24.00 on November 4, 1997. In addition, beginning with the 1998 Annual Meeting of Stockholders, each individual elected as a non-officer director will, on the first business day following the annual stockholders meeting, be granted a stock option to purchase 2,000 shares of EQS Common Stock at the closing sales price for shares of EQS Common Stock on that date. The Fund currently has no bonus, profit-sharing, pension or retirement plan. Any new director will automatically be granted an option to purchase 5,000 shares of EQS Common Stock on the first business day following such director's first board meeting.

        Under the Plan the Fund may grant stock options to eligible directors and officers for up to the number of shares of EQS Common Stock equal to 20% of the outstanding shares. At December 31, 1997, the Fund could issue stock options for up to 965,698 shares of EQS Common Stock under the Plan and had issued stock options covering an aggregate of 927,131 shares. The Compensation Committee is responsible for granting awards of stock options under the Plan.

        The following table sets forth all cash compensation paid to the directors during or with respect to 1997, for services rendered in all capacities to the Fund.

                                                     PENSION OR
                                                     RETIREMENT            LONG-TERM
                                    AGGREGATE     BENEFITS ACCRUED    COMPENSATION AWARDS
                                  COMPENSATION       AS PART OF       NUMBER OF SECURITIES
  NAME OF DIRECTOR                FROM THE FUND     FUND EXPENSES      UNDERLYING OPTIONS
  ----------------                -------------     -------------      ------------------
Sam P. Douglass* ...............   $     0(1)             $0                260,167
Gregory J. Flanagan ............    32,500                 0                  5,000
Robert L. Knauss ...............    33,000                 0                  5,000
Nolan Lehmann* .................         0(1)              0                233,254
Gary R. Petersen ...............    33,000                 0                  5,000
John W. Storms .................    32,500                 0                  5,000
Francis D. Tuggle ..............    31,000                 0                  5,000
Edward E. Williams* ............    32,500                 0                  5,000
-----------------------

 *  Designates an "interested person."
(1) Mr. Douglass and Mr. Lehmann do not receive a salary from the Fund.

                      OPTIONS GRANTED DURING 1996 AND 1997

        No stock options were granted to any of the directors or officers of the Fund during 1996. The following table contains information concerning the grant of stock options under the Fund's incentive stock plan to directors and executive officers during 1997.

                                     % OF TOTAL
                                       OPTIONS
                      NUMBER OF      GRANTED TO                               POTENTIAL REALIZABLE VALUE AT ASSUMED
                      SECURITIES     DIRECTORS AND                                 ANNUAL RATES OF STOCK PRICE
                      UNDERLYING     OFFICERS IN     EXERCISE                     APPRECIATION FOR OPTION TERM(1)
                       OPTIONS       FISCAL YEAR       PRICE    EXPIRATION    -------------------------------------
        NAME          GRANTED (#)       1997          ($/SH)      DATE              5%($)                10%($)
        ----          -----------      ------         -------     -----       ----------------     ----------------
Sam P. Douglass.......   240,739        26.0%        $17.00      05/09/07        $2,573,791          $6,522,491
                          19,428         2.1          21.313     07/01/07           260,400             659,904
Gregory J. Flanagan...     5,000          *           24.00      11/04/07            75,467             191,249
Robert L. Knauss......     5,000          *           24.00      11/04/07            75,467             191,249
Nolan Lehmann.........   215,835        23.3          17.00      05/09/07         2,307,537           5,847,752
                          17,419         1.9          21.313     07/01/07           233,472             591,665
Gary R. Petersen......     5,000          *           24.00      11/04/07            75,467             191,249
John W. Storms........     5,000          *           24.00      11/04/07            75,467             191,249
Francis D. Tuggle.....     5,000          *           24.00      11/04/07            75,467             191,249
Edward E. Williams         5,000          *           24.00      11/04/07            75,467             191,249
----------------

 *      Less than 1%.

(1) The amounts shown under these columns are the result of calculations at the 5% and 10% rates required by the rules adopted by the Securities and Exchange Commission and are not intended to forecast future appreciation of the Fund's stock price. The potential realizable values are based on an assumption that the stock price of the shares of EQS Common Stock appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the option term. The values do not take into account amounts required to be paid as income taxes or option provisions providing for termination of an option following termination of employment, nontransferability, or vesting over periods of up to four years.

STOCK OPTION EXERCISES AND FISCAL YEAR-END VALUES

        The following table sets forth certain information concerning the value of unexercised options held by each of the directors of the Fund at December 31, 1997. None of the directors exercised any stock options during the year ended December 31, 1997.

                                          NUMBER OF SECURITIES
                                         UNDERLYING UNEXERCISED           VALUE OF UNEXERCISED
                                              OPTIONS AT                 IN-THE-MONEY OPTIONS AT
                                           DECEMBER 31, 1997               DECEMBER 31, 1997(1)
                                       --------------------------       --------------------------
                                       EXERCISABLE  UNEXERCISABLE       EXERCISABLE  UNEXERCISABLE
                                       -----------  -------------       -----------  -------------
Sam P. Douglass......................   111,546        148,621             $655,333     $789,367
Gregory J. Flanagan..................     2,500          2,500                    0            0
Robert L. Knauss.....................     2,500          2,500                    0            0
Nolan Lehmann........................    99,094        134,160              582,177      713,071
Gary R. Petersen.....................     2,500          2,500                    0            0
John W. Storms.......................     2,500          2,500                    0            0
Francis D. Tuggle....................     2,500          2,500                    0            0
Edward E. Williams...................     2,500          2,500                    0            0
--------------------
(1) The value is based on a closing sale price of $22.875 per share on
    December 31, 1997.

EXECUTIVE OFFICERS OF THE FUND

        The executive officers of the Fund are: Sam P. Douglass, Chairman of the Board and Chief Executive Officer; Nolan Lehmann, President; Patrick M. Cahill, Vice President and Treasurer; Tracy H. Cohen, Vice President and Secretary; Gary
L. Forbes, Vice President and Randall B. Hale, Vice President. Executive officers receive no cash compensation from the Fund, but participate in the 1997 Stock Incentive Plan. See "Investment Management Agreement" and "Management Company" below. For a description of the business background of each of Messrs. Douglass and Lehmann see "Nominees for Director" above.

        Patrick M. Cahill, age 38, has been Treasurer of the Fund since March 1996 and a Vice President of the Fund since May 1994. He has been Treasurer and a Vice President of ECC since March 1996 and Controller of ECC Since May 1987. He has also been the Controller of the Management Company since May 1987. From June 1982 to May 1987, he was employed by Ernst & Young. Mr. Cahill is a certified public accountant.

        Tracy H. Cohen, age 31, has been Secretary of the Fund since March 1996 and a Vice President of the Fund since May 1995. She has been Secretary of ECC since March 1996 and a Vice President of ECC since April 1995. She is also Investor Relations Manager of the Management Company where she has been employed since April 1995. From September 1990 to April 1995, she was employed by Arthur Andersen LLP. Ms. Cohen is a director of Equicom, Inc., which is a privately-owned company in which the Fund has an investment. Ms. Cohen is a certified public accountant.

        Gary L. Forbes, age 54, has been a Vice President of the Fund since December 1991. Mr. Forbes has been a Vice President of the Management Company and ECC since November 1991. He is a director of Advanced Technical Products, Inc., Consolidated Graphics, Inc., Drypers Corporation, and NCI Building Systems, Inc. He is also a director of Carruth-Doggett Industries, Inc., Container Acquisition, Inc., CRC Holdings Corp., One Engineering, Inc., Sovereign Business Forms, Inc., Stephan L. LaFrance Holdings, Inc., Tulsa Industries, Inc., and WMW Industries, Inc., which are privately-owned companies in which the Fund has an investment. Mr. Forbes is a certified public accountant.

        Randall B. Hale, age 35, has been a Vice President of the Fund, ECC, and the Management Company since November 1992. He has been a director of ECC and the Management Company since February 1996. He has been Secretary of the Management Company since March 1996. From June 1985 to October 1992, he was employed by Arthur Andersen LLP. Mr. Hale is a director of American Residential Services, Inc. and Brazos Sportswear, Inc. Mr. Hale is also a director of Atlas Acquisition, Inc., Equicom, Inc., Strategic Holdings, Inc., SMIP, Inc., and Tulsa Industries, Inc., which are privately-owned companies in which the Fund has an investment. Mr. Hale is a certified public accountant.

CERTAIN TRANSACTIONS

        On May 15, 1997, the Fund issued to the Management Company 459,973 unregistered shares of EQS Common Stock in satisfaction of $11,210,529 in the deferred management incentive fees owed by the Fund to the Management Company at March 31, 1997. The Management Company distributed such shares as follows:
215,903 shares to ECI, 92,927 shares to Mr. Lehmann, 16,417 shares to Lehmann Investments, L.P., 16,416 shares to the 1983 Lehmann Children's Trust, 34,600 shares to Mr. Forbes, 34, 600 shares to Mr. Hale, 8,461 shares to Mr. Cahill, 4,500 shares to Ms. Cohen, and 36,149 shares to ECC. ECC distributed 8,201 shares to First Texas Venture Capital, a Texas limited liability company and former shareholder of ECC, of which Dr. Williams is a manager. The distributions by the Management Company were made in satisfaction of profit sharing obligations between the Management Company and Messrs. Lehmann, Forbes, Hale, and Cahill and Ms. Cohen and as dividend distributions to its stockholders, ECI, Lehmann Investments, L.P., and the 1983 Lehmann Children's Trust.

FILING OF REPORTS OF STOCK OWNERSHIP

        Under the federal securities laws, the Fund's directors, executive (and certain other) officers, and any persons holding more than ten percent of EQS Common Stock are required to report their ownership of EQS Common Stock and any changes in that ownership to the Fund and the SEC . Specific due dates for these reports have been established by regulation and the Fund is required to report in this proxy statement any failure to file by these dates in 1997. All of these filings were satisfied by the Fund's directors, officers, and ten percent holders, except that Mr. Douglass made one late filing relating to certain transfers of shares from ECI to trusts for the benefit of Mr. Douglass and members of his family and that Mr. Knauss made one late filing relating to the receipt of shares from the Fund as a stock dividend.

        As of April 9, 1998, the Fund believes that all directors, officers and ten percent holders are current in their filings. In making these statements, the Fund has relied on the written representations of its directors, officers and ten percent holders and copies of reports that they have filed with the SEC.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

PRINCIPAL STOCKHOLDER

        Other than Messrs. Douglass and Lehmann, the Fund does not know of any person who is a beneficial owner of more than 5% of the outstanding shares of EQS Common Stock.

OWNERSHIP OF MANAGEMENT

        The following table sets forth at April __, 1998, the number and percentage of outstanding shares of EQS Common Stock beneficially held by (i) each director and nominee for director of the Fund, and (ii) all officers and directors as a group. Under the rules of the SEC, a person is deemed to own beneficially all securities as to which that person owns or shares voting or investment power, as well as all securities which such person may acquire within 60 days through the exercise of currently available conversion rights, warrants or options. Except as otherwise indicated, the stockholders listed in the table below have sole voting and investment power with respect to the shares indicated.

                                                 AMOUNT AND NATURE OF
                                                 BENEFICIAL OWNERSHIP
                                        ----------------------------------
                                         SOLE VOTING   OPTIONS
                                             AND      EXERCISABLE   OTHER
                                         INVESTMENT    WITHIN    BENEFICIAL               PERCENT
TITLE OF CLASS          NAME                POWER      60 DAYS    OWNERSHIP      TOTAL    OF CLASS
--------------          ----            ------------  ----------  ---------      -----    --------
Common Stock      Sam P. Douglass(1)...     8,156     162,364     266,191(2)    436,711      8.5%

                  Gregory J. Flanagan..     2,521       2,500           0         5,021       *

                  Robert L. Knauss.....       397       2,500         259(3)      3,156       *

                  Nolan Lehmann(4).....   101,307     144,757      74,587(5)    320,651      6.4 %

                  Gary R. Petersen.....     2,484       2,500           0         4,984       *

                  John W. Storms.......     2,666       2,500           0         5,166       *

                  Francis D. Tuggle....     1,600       2,500           0         4,100       *

                  Edward E. Williams...    22,249       2,500       8,380(6)     33,129       *

                  All directors and
                   officers as a group
                   (twelve persons)....   236,900     541,863     321,469     1,100,232     20.5%

------------
 *      Indicates less than one percent.

(1)     Mr. Douglass' address is 2929 Allen Parkway, Suite 2500, Houston, Texas
        77019.

(2) Includes (a) 3,731 shares held by Paula T. Douglass, his wife, (b) 1,775 shares held in an Individual Retirement Account of Paula T. Douglass,
        (c) 8,775 shares held in a 401K Plan for the benefit of Paula T. Douglass, (d) 23,337 shares held by Douglass Trust IV, FBO S. Preston Douglass, Jr., Mr. Douglass' son, of which Mr. Douglass is the Trustee and a lifetime beneficiary, (e) 23,337 shares held by Douglass Trust IV, FBO Brooke Douglass, Mr. Douglass' daughter, of which Mr. Douglass is the Trustee and a lifetime beneficiary, (f) 23,923 shares held by the Tiel Trust I, FBO Sam P. Douglass, (g) 24,711 shares held by Tiel Trust I, FBO Paula T. Douglass, (h) 128,654 shares held by Equus Corporation International, a Delaware corporation of which Mr. Douglass is the Chairman of the Board and Chief Executive Officer, and (i) 27,948 shares held by Equus Capital Corporation. Mr. Douglass disclaims beneficial ownership of all shares not directly owned by him.

(3) Includes 259 shares held by the Robert L. Knauss Defined Plan (the "Knauss Plan") of which Mr. Knauss is a control person. Mr. Knauss disclaims beneficial ownership of the shares held by the Knauss Plan.

(4)     Mr. Lehmann's address is 2929 Allen Parkway, Suite 2500, Houston, Texas
        77019.

(5)     Includes (a) 3,391 shares held by Jeanne Lehmann, Mr. Lehmann's spouse,
        (b) 16,416 shares held by the 1983 Lehmann Children's Trust, of which Mr. Lehmann's sister is the trustee, (c) 26,832 shares held by Lehmann Investments, L.P., of which Mr. Lehmann is the general partner, and (d) 27,948 shares held by Equus Capital Corporation, of which Mr. Lehmann is the President and a director. Mr. Lehmann disclaims beneficial ownership of all shares not owned directly by him. (footnotes continued on following page)

(6) Includes 8,380 shares held by First Texas Venture Capital, a limited liability company, of which Dr. Williams is the Managing Partner. Dr. Williams disclaims beneficial ownership of all shares not owned directly by him.

                         INVESTMENT MANAGEMENT AGREEMENT

        The investments and business of the Fund are managed by the Management Company, pursuant to a Management Agreement (the "Management Agreement") initially approved by the stockholders of the Fund at a special meeting held on April 9, 1997.

        The Management Agreement provides that the Management Company shall provide, or arrange for suitable third parties to provide, any and all management and administrative services reasonably necessary for the operation of the Fund and the conduct of its business. Such management and administrative services include, without limitation, providing the Fund with office space, equipment, facilities and supplies and clerical services; keeping and maintaining the books and records of the Fund, and handling communications and correspondence with stockholders; preparing accounting, management and other reports; and providing such other managerial and administrative services as may be reasonably requested by the Fund to identify, evaluate, structure, monitor and dispose of the Fund's investments. In return for its services and the expenses which the Management Company assumes under the Management Agreement, the Fund pays the Management Company, on a quarterly basis, a management fee equal to 0.5% of the net assets of the Fund on the last day of each calendar quarter (2% per annum). The management fee is payable quarterly in arrears. The Management Company's management fee from the Fund was $2,794,795 for the year ended December 31, 1997. The total net assets of the Fund as of December 31, 1997, were approximately $144.5 million.

        Under the Management Agreement, the Fund is obligated to bear all costs and expenses directly allocable and identifiable to the Fund or its business or investments, including, but not limited to, all expenses with respect to investments or the acquisition or disposition thereof, expenses of registering the shares under federal and state securities laws, costs of printing proxies and other expenses related to meetings of stockholders, litigation expenses, costs of third party evaluations or appraisals of the Fund (or its assets) or its actual investments, fees of transfer agents and custodians, legal fees, fees of independent public accountants, expenses of printing and distributing reports to stockholders, securities holders and regulatory bodies, federal, state and local taxes, and other costs and expenses directly allocable and identifiable to the Fund or its business or investments.

        The Management Company also receives compensation for providing certain investor communication services of which $50,000 is included in the Statements of Operations for the year ended December 31, 1997.

        Certain officers and directors of the Fund serve as directors of Portfolio Companies. In consideration for such service, such officers or directors may receive and retain fees and non- employee director stock options from such Portfolio Companies. During 1997 the officers and directors of the Fund received $210,224 of director fees and expense reimbursements from Portfolio Companies.

        The Management Agreement will continue in effect until June 30, 1998, and from year-to-year thereafter provided such continuance is approved at least annually by (i) a vote of a majority of the outstanding shares of the Fund or
(ii) a majority of the directors who are not "interested persons" of the Fund, at a meeting called for the purpose of voting on such approval. The Management Agreement may be terminated at any time, without the payment of any penalty, by a vote of the Board of Directors of the Fund or the holders of a majority of the Fund's shares on 60 days' written notice to the Management Company, and would automatically terminate in the event of its "assignment" (as defined in the Investment Company Act).

          The Sub-Adviser Agreement previously in effect between the Management Company and Equus Capital Corporation, a Delaware corporation, was terminated effective as of March 31, 1997.

                               MANAGEMENT COMPANY

        The Management Company was organized as a Delaware corporation on September 27, 1983, and maintains its offices at 2929 Allen Parkway, Suite 2500, Houston, Texas 77019. The Management Company's sole activity is to perform management, administrative and investment advisory services for the Fund, Equus Capital Partners, L.P. and Equus Equity Appreciation Fund, L.P. The Management Company is a registered investment adviser under the Investment Advisers Act of 1940 (the "Advisers Act").

        The officers and directors of the Management Company are: Sam P. Douglass, Chairman of the Board and Chief Executive Officer; Nolan Lehmann, President and director; Randall B. Hale, Vice President, director and Secretary; Paula T. Douglass, director; S. Preston Douglass, Jr., director and Gary L. Forbes, Vice President. For a description of the business background of each of Messrs. Sam P. Douglass, Lehmann, Hale and Forbes see "Nominees for Director" and "Executive Officers of the Fund" above. A description of the business background of Paula T. Douglass and S. Preston Douglass, Jr., is set forth below. The business address of the Management Company's officers and directors is 2929 Allen Parkway, Suite 2500, Houston, Texas 77019, except for S. Preston Douglass, Jr. whose address is 820 Main Street, Suite 100, Kerrville, Texas 78028.

        Paula T. Douglass, age 46, has been a director of ECI since December 1978 and the Management Company since July 1993. She was elected a director of ECC in February 1996. September 1989 to September 1990 she was employed as an attorney by Fulbright & Jaworski, LLP. She served as Chairman of Iwerks Entertainment, Inc. from January 1995 to March 1997. Mrs. Douglass is a licensed attorney.

        S. Preston Douglass, Jr. age 36, has been a director of the Management Company since July, 1993. He was elected a director of ECC in February 1996. He is a partner in the law firm of Wallace, Machann, Jackson, Williams & Douglass, Kerrville, Texas where he began in January 1989. Mr. Douglass was a prosecutor in the 216th Judicial District in Kerrville, Texas from December 1987 to December 1988. He is a licensed attorney and former President of the Kerr County Bar Association.

        There is no family relationship between any independent director of the Fund and any director or officer of the Management Company. Paula T. Douglass is the wife of Sam P. Douglass and S. Preston Douglass, Jr. is the son of Sam P. Douglass.

        As a result of its stock ownership in the Management Company, ECI has 80% voting control of the Management Company.

            PROPOSAL 2. RATIFICATION OF THE SELECTION OF INDEPENDENT
                              AUDITORS FOR THE FUND

        The Board, including a majority of the Fund's disinterested directors, has selected the accounting firm of Arthur Andersen LLP to audit the Fund's financial statements for, and otherwise act as the Fund's independent accountants with respect to the fiscal year ending December 31, 1998. The Fund's engagement of Arthur Andersen LLP is conditioned on the Fund's right (exercised by a vote of a majority of its outstanding securities at any meeting called for such purpose) to terminate at any time, with or without cause and without penalty, such employment. In accordance with the Board's resolution, the selection of Arthur Andersen LLP for the current fiscal year is submitted to stockholders for ratification. The Fund knows of no direct or indirect financial interest of Arthur Andersen LLP in the Fund.

        A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting and will be available to make a statement, if he or she so desires, and to respond to appropriate questions of the stockholders.

        The proposal to ratify the appointment of Arthur Andersen LLP as the Fund's independent auditors requires the affirmative vote of a majority of the outstanding shares of EQS Common Stock represented and entitled to vote at the Annual Meeting.

        THE BOARD UNANIMOUSLY RECOMMENDS THAT EACH STOCKHOLDER VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE INDEPENDENT AUDITORS OF THE FUND.

                    PROPOSAL 3. TO AMEND THE FUND'S RESTATED
                  CERTIFICATE OF INCORPORATION TO INCREASE THE
                   NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

        The authorized capital stock of the Fund currently consists of 10,000,000 shares of Common Stock, $.001 par value, and 5,000,000 shares of Preferred Stock, $.001 par value. On the Record date 4, 828,492 shares of EQS Common Stock were outstanding and 965,698 shares were reserved for issuance upon exercise of outstanding stock options.

        The Board of Directors of the Fund believes that it is in the best interests of the Fund to have additional shares of EQS Common Stock available for issuance at the Board of Directors' discretion for future stock splits, stock dividends, equity financings, stock incentive plans, and other corporate purposes. Accordingly, the Board of Directors has proposed an amendment to the Restated certificate of Incorporation of the Fund to increase the number of shares of EQS Common Stock available for issuance from 10,000,000 to 25,000,000.

        If the proposal is approved by the stockholders of the Fund as described below, the additional shares of EQS Common Stock may be issued from time to time upon authorization of the Board of Directors, without further approval by the stockholders unless required by the Investment Company Act, other applicable law, or the rules of the American Stock Exchange.

        The increase in authorized shares is not being proposed as a means of preventing or dissuading a change in control or takeover of the Fund. However, use of these shares for such a purpose is possible. Shares of authorized but unissued or unreserved EQS Common Stock and preferred stock, for example, could be issued in an effort to dilute the stock ownership and voting power of persons seeking to obtain control of the Fund or could be issued to purchasers who would support the Board of Directors in opposing a takeover proposal. The proposed amendment therefore may have the effect of discouraging unsolicited takeover attempts.

        The proposed amendment does not change the terms of the EQS Common stock, which does not have preemptive rights. The additional shares of EQS Common Stock for which authorization is sought will have the same voting rights, the same rights to dividends and distributions, and will be identical in all other respects to the EQS Common Stock now authorized.

        The Board of Directors recommends that the stockholders of the Fund vote FOR the amendment to increase the number of authorized shares of EQS Common Stock from 10,000,000 to 25,000,000 shares. This amendment is being proposed by the Board of Directors in order to ensure that the Fund will have shares available for issuance at the Board of Director's discretion for future stock splits, stock dividends, equity financings, employee stock incentive plans, and other corporate purposes. The Board of Directors of the Fund has no present plans to issue any additional shares of EQS Common Stock.

        Approval of the amendment of the Fund's Restated Certificate of Incorporation requires the affirmative vote of a majority of the outstanding shares of EQS Common Stock.

        THE BOARD UNANIMOUSLY RECOMMENDS THAT EACH STOCKHOLDER VOTE "FOR" THE AMENDMENT OF THE RESTATED CERTIFICATE OF INCORPORATION OF THE FUND TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF EQS COMMON STOCK.

                                  OTHER MATTERS

        The Board knows of no matters other than those listed in the attached Notice of Annual Meeting which are likely to come before the Annual Meeting. However, if any other matter properly comes before the Annual Meeting, the persons named on the enclosed proxy card will vote the proxy in accordance with their best judgment on such matters.

        In the event that sufficient votes in favor of the proposals set forth in the Notice of the Annual Meeting of Stockholders and Proxy Statement are not received by the time scheduled for the Annual Meeting, the individuals named as proxies may move for one or more adjournments of the Annual Meeting to permit further solicitation of proxies with respect to any such proposals. Any such adjournment will require the affirmative vote of a majority of the shares present at an Annual Meeting.

                                  ANNUAL REPORT

        The financial statements of the Fund are contained in the 1998 Annual Report to Stockholders, which has been provided to the stockholders concurrently herewith. Such report and the financial statements contained therein are not to be considered as a part of this soliciting material. A copy of the Fund's Annual Report to Stockholders is available without charge upon request. Please direct your request to Equus II Incorporated, Attention: Investor Relations, P. O. Box 130197, Houston, Texas 77219-0197, (713) 529-0900.

                  STOCKHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

        Under the regulations of the SEC, a record or beneficial owner of shares of EQS Common Stock may submit proposals on proper subjects for action at the 1999 Annual Meeting of Stockholders of the Fund. All such proposals must be mailed to the Fund, c/o Equus Capital Management Corporation, 2929 Allen Parkway, Suite 2500, Houston, Texas 77019, attention: Nolan Lehmann, and must be received at that address no later that January 31, 1999, in order to be considered for inclusion in the Fund's proxy statement and form of proxy relating to the 1999 Annual Meeting. Submission of a shareholder proposal does not guarantee inclusion in the Fund's proxy statement or form of proxy because certain SEC rules must be met.

                              EQUUS II INCORPORATED

                         2929 Allen Parkway, Suite 2500
                              Houston, Texas 77019

        This Proxy is solicited on behalf of the Board of Directors of Equus II Incorporated (the "Fund") for the Annual Meeting of Stockholders on May 13, 1998.

        The undersigned hereby constitutes and appoints Sam P. Douglass, or Nolan Lehmann, with full power of substitution and revocation to each, the true and lawful attorneys and proxies of the undersigned at the Annual Meeting of Stockholders of Equus II Incorporated to be held on May 13, 1998, at 9:30 a.m. local time, at Meeting Room No. 1, Plaza Level, Liberty Tower, 2919 Allen Parkway, Houston, Texas 77019, or any adjournment thereof (the "Annual Meeting") and to vote the shares of Common Stock, $.001 par value per share, of the Fund ("Shares"), standing in the mane of the undersigned on the books of the Fund on March 20, 1998, the record date for the Annual Meeting, with all powers the undersigned would possess if personally present at the Annual Meeting.

        The undersigned hereby acknowledges previous receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement and hereby revokes any proxy or proxies heretofore given by the undersigned.

-------------------------------------------------------------------------------
                              Fold and Detach Here

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES AND FOR PROPOSALS 2 AND 3 AND IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR SAID NOMINEES AND PROPOSALS.

1. Election of Directors. The eight nominees for a one-year term or until their successors are elected and shall qualify are: Sam P. Douglass, Gregory J. Flanagan, Robert L. Knauss, Nolan Lehmann, Gary R. Petersen, John W. Storms, Dr. Francis D. Tuggle, and Dr. Edward E. Williams:

        FOR _______   WITHHELD _______    _____________________________________
                                             FOR ALL NOMINEES EXCEPT AS NOTED

2. Ratification of the appointment of Arthur Andersen, LLP as the independent auditors of the Fund for the fiscal year ending December 31, 1998:

        FOR __________   AGAINST ___________  ABSTAIN ___________

3. Approve the amendment of the Fund's Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 10,000,000 to 25,000,000:

        FOR __________   AGAINST ___________  ABSTAIN ___________

4. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting.

        FOR __________   AGAINST ___________  ABSTAIN ___________


                                            Please sign exactly as name appears
                                            hereon. When shares are held by
                                            joint tenants both should sign. When
                                            signing as attorney, executor,
                                            administrator, trustee, or guardian,
                                            please give full title as such. If a
                                            corporation, please sign in full
                                            corporate name by President or other
                                            authorized officer. If a
                                            partnership, please sign in
                                            partnership name by authorized
                                            persons.

                                            Date________________________________

                                            Signature __________________________

                                            Signature __________________________